Exhibit 99.1

(1)         The 53,839,672 shares of common stock, par value $0.01 (“Common Stock”) of Athlon Energy Inc. (the “Issuer”) reported as beneficially owned include: (i) 28,651,484 shares of Common Stock held of record by Apollo Athlon Holdings, L.P. (“Apollo Athlon”), and (ii) 25,188,188 shares of Common Stock held of record by AP Overseas VII (Athlon FC) Holdings, L.P. (“AP Overseas VII”).  Apollo Management VII, L.P. (“Management VII”) is the manager of each of Apollo Athlon and AP Overseas VII.  AIF VII Management, LLC (“AIF VII LLC”) is the general partner of Management VII.  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VII LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Apollo Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP.  Apollo Athlon, AP Overseas VII, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaim beneficial ownership of the shares of Common Stock held of record by Apollo Athlon or AP Overseas VII, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of Apollo Athlon and AP Overseas VII is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of each of Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th St., 43rd Floor, New York, New York 10019.